UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                                 August 10, 2009
                Date of Report (Date of earliest event reported)


                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


           MISSOURI                    0-20632                    43-1175538
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


                 135 NORTH MERAMEC, CLAYTON, MISSOURI     63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                                FIRST BANKS, INC.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ITEM 8.01  OTHER EVENTS..................................................    1

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.............................    1

SIGNATURE................................................................    2




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Item 8.01  Other Events.

     On August 7, 2009, First Bank, a wholly owned subsidiary of First Banks, Inc. ("First Banks" or the "Company"), entered into a Purchase and Assumption Agreement (the "Agreement") with Sterling Bank, headquartered in Houston, Texas, providing for the sale of certain assets and the transfer of certain liabilities of its Texas franchise to Sterling Bank. Under the terms of the Agreement, Sterling Bank is to assume approximately $500.0 million of deposits associated with First Bank's 19 Texas retail branches, including certain commercial deposit relationships, for a premium of 6.0%, or approximately $30.0 million. Sterling Bank is also expected to purchase in excess of $230.0 million of loans as well as certain other assets, including premises and equipment associated with First Bank's Texas operations. The transaction, which is subject to regulatory approvals and certain closing conditions, is expected to be completed during the fourth quarter of 2009.

     First Banks issued a press release announcing the transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     First Banks intends to defer its regularly scheduled interest payments on its outstanding junior subordinated notes relating to its $345.0 million of trust preferred securities. The terms of the junior subordinated notes and the related trust indentures allow the Company to defer such payments of interest for up to 20 consecutive quarterly periods without default or penalty. During the deferral period, the respective trusts will suspend the declaration and payment of dividends on the trust preferred securities.

     The deferral of these payments is to begin with the regularly scheduled quarterly interest payments that would otherwise have been made in September and October of this year. The Company will send notices to the appropriate parties under each of the respective indentures.

     During the deferral period, the Company may not, among other things and with limited exceptions, pay cash dividends on or repurchase its common stock or preferred stock nor make any payment on outstanding debt obligations that rank equally with or junior to the junior subordinated notes. Accordingly, the Company also intends to suspend the payment of cash dividends on its outstanding common stock and preferred stock. The Company expects that its deferral of interest on the junior subordinated notes and its suspension of cash dividends on its common stock and preferred stock will preserve approximately $8.0 million per quarter based upon the interest and dividend payments completed in the first and second quarters of 2009.

     The Company issued a press release announcing its intention to defer interest payments on its junior subordinated notes and its intention to suspend cash dividends on its outstanding common stock and preferred stock as part of its capital optimization plan, a copy of which is attached hereto as Exhibit
99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

      (d)  Exhibits.

       Exhibit
        Number      Description
        ------      -----------

         99.1 Press Release issued on August 10, 2009 announcing the upcoming sale of the Texas branches - filed herewith.

         99.2 Press Release issued on August 10, 2009 announcing the intention to defer interest payments on the junior subordinated notes and the intention to suspend cash dividends on the outstanding common stock and preferred stock - filed herewith.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FIRST BANKS, INC.



Date:  August 10, 2009                     By: /s/ Terrance M. McCarthy
                                               ---------------------------------
                                                   Terrance M. McCarthy
                                                   President and
                                                   Chief Executive Officer